UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2007

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

One Amgen Center Drive, Thousand Oaks, CA 91320

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 805-447-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 28, 2007, Amgen Inc. (“Amgen”), Kirin Brewery Company, Limited, a Japanese corporation (“Kirin Brewery”), Kirin Pharma Company, Limited, a Japanese corporation and wholly owned subsidiary of Kirin Brewery (“Kirin Pharma”) and Kirin-Amgen, Inc., a Delaware corporation (“Kirin-Amgen”) entered into Amendment No. 13 (the “Amendment Agreement”) to the Shareholders’ Agreement of Kirin-Amgen, Inc., between Kirin Brewery, Amgen and Kirin-Amgen, dated May 11, 1984 (the “Shareholders’ Agreement”). The Amendment Agreement will be effective as of July 1, 2007. Kirin Brewery and either or both of Amgen and Kirin-Amgen, as the case may be, are also parties to certain other agreements listed in Appendix A to the Amendment Agreement (such other agreements collectively, the “Kirin/Amgen Agreements”).

The Shareholders’ Agreement and the Kirin/Amgen Agreements contain certain restrictions on Kirin Brewery’s ability to assign to third parties its rights and obligations under the Kirin/Amgen Agreements. Amgen and Kirin-Amgen have agreed to consent to the assignment by Kirin Brewery to Kirin Pharma of all the future rights and obligations of Kirin Brewery under each Kirin/Amgen Agreement, subject to the terms and conditions set forth in the Amendment Agreement.

The Amendment Agreement amends the Shareholders’ Agreement such that Kirin Pharma is added as a party to the Shareholders’ Agreement. The Amendment Agreement also deletes the section in the Shareholders’ Agreement relating to restrictions on the ability of either Kirin Brewery or Amgen to, among other things, transfer substantially all of its assets, or undertake a merger, consolidation, dissolution, reorganization or liquidation. The Amendment includes a provision to the effect that if Kirin Brewery ceases to be a beneficial owner of a majority of the total number of shares of common stock of Kirin Pharma then (i) Amgen will have the right to purchase all, but not fewer than all, of the equity securities of Kirin-Amgen held by Kirin Brewery and (ii) Kirin-Amgen will have the right to terminate all of the agreements between Kirin-Amgen and Kirin Brewery and/or Kirin Pharma, including the Kirin/Amgen Agreements. The Amendment Agreement also contains a provision whereby in the event that Kirin Brewery fails to retain certain ownership rights in Kirin Pharma relating to Kirin-Amgen or in Kirin-Amgen directly or fails to maintain certain rights to appoint directors of Kirin Pharma relating to Kirin-Amgen or of Kirin-Amgen directly, the number of members on the board of directors of Kirin-Amgen will, upon Amgen’s request, increase by one, to seven directors, and Kirin-Amgen will, at Amgen’s request, issue and deliver to Amgen one share of preferred stock, par value $1.00, which will, among other things, give Amgen the right to elect the additional director.

In addition, the parties have agreed to certain minimum funding levels for future R&D expenses relating solely to products currently licensed by Kirin-Amgen through 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Amgen Inc.

By: /s/David J. Scott

Name: David J. Scott

Title:   Senior Vice President, General Counsel and Secretary

Date: June 29, 2007